UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2007

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93-95 Gloucester Place London, United Kingdom	W1U 6JQ
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 20 7487-8426

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2007, the Board of Directors of KAL Energy, Inc. (the “Company”) unanimously elected Martin Hurley as a director of the Company to fill an existing vacancy on the Board of Directors. There is no arrangement or understanding between Mr. Hurley and any other persons pursuant to which he was elected as a director.

Item 7.01 Regulation FD Disclosure.

On May 30, 2007, the Company issued a press release announcing the election of Mr. Hurley as a director of the Company, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by KAL Energy, Inc., dated as of May 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

June 6, 2007	By:	/s/ Cameron J. Reynolds
Cameron J. Reynolds
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by KAL Energy, Inc., dated as of May 30, 2007.